EXHIBIT 10.20

NONCOMPETITION AGREEMENT

THIS NONCOMPETITION AGREEMENT (this “Agreement”) is effective as of November 30, 2002, among USA Deck, Inc., a Delaware corporation, formerly known as Remodelers Credit Corporation (the “Company”) and all of the former shareholders of Deck America, Inc., a Virginia corporation (“DAI”) as identified on the signature page herein (the “Shareholders”), and U.S. Home Systems, Inc., a Delaware corporation (“USHS”).

RECITALS

WHEREAS, the Company, DAI and the DAI Shareholders and Parent have entered into an Agreement and Plan of Merger relating to the merger of DAI with and into the Company with the Company remaining as the Surviving Company (the “Merger Agreement”);

WHEREAS, the corporate existence of DAI was dissolved upon the Merger and the Company changed its name from Remodelers Credit Corporation to USA Deck, Inc.;

WHEREAS, capitalized terms in this Agreement shall have the same meaning as defined in the Merger Agreement unless otherwise noted in this Agreement;

WHEREAS, DAI’s Shareholders covenant not-to-compete is an important aspect of the Merger, and the Company and USHS would not consummate the Merger absent the execution by DAI Shareholders of this Agreement;

WHEREAS, the Company and USHS would suffer damages, including the loss of profits, if DAI Shareholders engaged, directly or indirectly, in the Business (as defined herein) in competition with the Company and USHS; and

WHEREAS, the Company, USHS and DAI Shareholders have reached this Agreement in good faith and in arms-length negotiations;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which consideration are hereby acknowledged, the parties hereto agree as follows:

1.	Covenant Not-to-Compete.

(a)    Except as may be required by Daniel L. Betts (“Betts”) as an employee of the Company or any other affiliate of USHS, during the Term (as hereinafter defined), DAI Shareholders shall not, directly or indirectly, engage or participate in, or assist any business which engages in competition with the Business of the Company and USHS in any state or jurisdiction within the United States of America where the Company and USHS then has business operations.

(b)    Except as may be required by Betts as an employee of the Company or any other affiliate of USHS, during the Term, DAI Shareholders shall not, disclose to any person or entity any confidential or proprietary information of the Company or USHS, including, without limitation, client lists, client mailing lists, trade secrets, pricing, advertising or marketing plans, methods, systems, procedures, data bases or other software programs or applications or processes of, or utilized by, the Company, USHS and/or its affiliates; provided, however, that, after reasonable measures have been taken to maintain confidentiality and after giving reasonable notice to the Company and USHS specifying the information involved and the manner and extent of the proposed disclosure thereof, any disclosure of such information may be made to the extent required by applicable law or regulation or judicial or regulatory process.

(c)    During the Term, DAI Shareholders shall not, directly or indirectly, hire or solicit for hire; or induce or attempt to influence any current or future employee of the Company, USHS and/or its affiliates to terminate such employee’s employment, including, without limitation, the former employees of DAI who were hired by the Company.

(d)    Except as may be required by Betts as an employee of the Company, during the Term, DAI Shareholders, directly or indirectly, shall not: engage in the business of providing the fabrication, sale and installation of deck and deck enclosures (collectively, the “Business”); however, such Shareholder shall be permitted to invest in any company engaged in the Business provided its securities are publicly traded and said investment does not represent more than a 5% ownership interest and such Shareholder is not an officer, director, employee, consultant or manager of said company.

(e)    Daniel L. Betts, Melvin H. Rosenblatt and Andrew R. Tavss shall not invest in, directly or indirectly, own or operate, as a shareholder, officer, director, employee or consultant any entity that engages in the pressure chemical treatment of lumber which is ultimately utilized in deck home remodeling projects; however, such Shareholders shall be permitted to invest in any company engaged in the pressure chemical treatment of lumber provided its securities are publicly traded and said investment does not represent more than a 5% ownership interest and such Shareholder is not an officer, director, employee, consultant or manager of said company.

2.    Term.    The term of this Agreement shall commence on the Effective Date and shall continue for five (5) years thereafter (the “Term”). If Betts’s employment with the Company is terminated for other than Just Cause or Good Reason (as defined in the Betts Employment Agreement), the Term of this Agreement as it relates to Betts will be reduced to two years after the date of his termination of employment with the Company.

3.    Equitable Remedies.    In the event of a breach, or threatened breach, of any term or provision contained in this Agreement by any DAI Shareholder, DAI Shareholders, individually and collectively, agree that the Company and USHS shall be entitled to the right of specific performance and/or both temporary and permanent injunctive relief.

4.    Enforceability.    If, for any reason, any provision contained in this Agreement should be held invalid in part by a court of competent jurisdiction, then it is the intent of each of the parties hereto that the balance of this Agreement be enforced to the fullest extent permitted

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by applicable law. It is the intent of each of the parties that the provisions of Section 1 above be enforced to the fullest extent permitted by applicable law. Accordingly, should a court of competent jurisdiction determine that the scope of any covenant is too broad to be enforced as written, it is the intent of each of the parties that the court should reform such covenant to such narrower scope as it may determine is necessary to make such covenant enforceable.

5.    Intent of Parties.    Each of the parties hereto recognizes and agrees that this Agreement is necessary and essential to the protection of the Business which the Company, USHS and its affiliates will conduct during the Term, and to enable the Company and USHS and its affiliates to realize and derive all of the benefits, rights and expectations incident to the Merger; that the area and duration of the covenants herein are in all aspects, under the circumstances of the Merger, reasonable; and that good and valuable consideration exists for DAI Shareholders agreeing to be bound by such covenants.

6.    Parties in Interest.    This Agreement and all terms, covenants and conditions contained herein shall inure to the benefit of and shall be binding upon the undersigned parties and their respective heirs, executors, administrators, trustees, successors and assigns. The parties’ rights or obligations hereunder are not transferable or assignable to any other party, without the prior written consent of the other party to this Agreement.

7.    Notices.    All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been fully delivered if delivered in person, by facsimile or sent by first-class mail to the following address:

If to USHS or the Company:	U.S. Home Systems, Inc.
750 State Hwy. 121 Bypass, Suite 170
Lewisville, Texas 75067
Attn: Murray H. Gross

If to DAI Shareholders:	To the Address of each DAI Shareholder as set forth on the signature page of this Agreement

8.    Affiliate.    As used herein, an “affiliate” of any party means any person, corporation, partnership or other entity controlling, controlled by or under common control with such party.

9.    Governing Law.    This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Texas.

10.    Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of this Agreement.

11.    Breach of Agreement.    The parties hereto agree that any party hereto that is shown to have breached this Agreement agrees to pay the costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the other party hereto in successfully: (a) enforcing any

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of the terms of this Agreement against such breaching party; or (b) proving that such party breached any of the terms of this Agreement.

12.    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, but only one of which need be produced.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

THE COMPANY:

DECK AMERICA, INC., a Delaware corporation, formerly known as Remodelers Credit Corporation

By:

Daniel L. Betts, President

USHS:

U.S. HOME SYSTEMS, INC.

By:

Murray H. Gross, President

DAI SHAREHOLDERS:

Daniel L. Betts

Address:	1500 Beaver Creek Court Fredericksburg, Virginia 22407

MELVIN H. ROSENBLATT

Address:	6106 Green Lawn Court Springfield, Virginia 22152

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STEVEN E. WELTER

Address:	1520 South 16th Street P.O. Box 350 Prairie Du Chien, Wisconsin 53821

ANDREW R. TAVSS

Address:	10616 Maplecrest Lane Potomac, Maryland 20854

OSMOSE, INC.

By:

, President

Title:

Address:	980 Ellicott Street Buffalo, New York 14209

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